EXHIBIT 32.1

                  CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

      Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Principal Executive Officer of Retail Pro, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 25, 2008                   /s/ Barry Schechter
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                                       Barry Schechter
                                       President and Principal Executive Officer